UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2021

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	90-1112566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Broadway, Floor 11

New York, New York 10018

(Address of principal executive offices) (zip code)

(855) 524-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Board of Directors (the “Board”) of Vroom, Inc. (the “Company”) has named Robert R. Krakowiak as Chief Financial Officer, effective as of September 13, 2021 (the “transition date”). Mr. Krakowiak will succeed David K. Jones, who is separating from his officer position with the Company, effective as of the transition date, but will provide transition services as described below.

Mr. Krakowiak, 51, most recently served as Executive Vice President, Chief Financial Officer of Stoneridge Corporation. Prior to joining Stoneridge Corporation, Mr. Krakowiak was Vice President, Treasurer and Investor Relations at Visteon Corporation from 2012 until August 2016 and before that held various roles at Owens Corning. He holds bachelor’s and master’s degrees in Electrical Engineering from the University of Michigan and an M.B.A. from the University of Chicago.

Chief Financial Officer Compensation Arrangements

In connection with Mr. Krakowiak’s appointment as Chief Financial Officer, the Company and Mr. Krakowiak entered into an offer letter setting forth the terms and conditions of his employment. In consideration for his service, Mr. Krakowiak will receive an annual base salary of $525,000 and will be eligible for an annual cash incentive with a target opportunity equal to 50% of his annual base salary, pro-rated for partial years of service, the minimum amount of which bonus will be $150,000 for 2021. Mr. Krakowiak will also be eligible to receive annual equity awards in the amounts and on such terms as are determined by the Compensation Committee of the Board, provided that, in March 2022, Mr. Krakowiak will receive an award of performance share units with a target grant date fair value of no less than $1,000,000 subject to a three-year performance period with a payout range from 0% to 200%. In addition, on the transition date, Mr. Krakowiak will receive an initial restricted stock unit (“RSU”) grant with a grant date fair value of $1,800,000, subject to ratable vesting on the first three anniversaries of the transition date. If Mr. Krakowiak’s employment is terminated without cause or upon his resignation for good reason, 50% of the unvested portion of the initial RSU grant will vest.

Mr. Krakowiak will receive a one-time cash payment equal to $150,000 on the transition date, which will be subject to repayment to the Company if he voluntarily terminates his employment with the Company without good reason or his employment with the Company is terminated for cause prior to the first anniversary of the transition date. Mr. Krakowiak will also receive a one-time cash payment of $100,000 on the first anniversary of the transition date, subject to his continued employment through such date.

Mr. Krakowiak will also be eligible to participate in the Company’s broad-based employee benefits programs and the Company’s Executive Severance Plan.

Mr. Krakowiak has entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects him to certain restrictive covenants, including confidentiality and one-year post-employment restrictions on competition and solicitation of employees, vendors and customers of the Company.

Transition and Separation Agreement with Mr. Jones

The Company has entered into a separation agreement with David K. Jones, which provides that, effective as of the transition date, Mr. Jones resigned as Chief Financial Officer and from any other officer or director position he holds with the Company or any of its affiliates, except that, from the transition date through and including November 30, 2021 (the “separation date”), Mr. Jones will remain employed as a non-executive employee of the Company to provide transition services. In consideration for Mr. Jones’s transition services, from the transition date until the separation date, he will continue to receive his base salary, be eligible to vest in the equity awards he holds as of the transition date and be eligible to participate in the broad-based employee health and welfare benefit programs in which he participated as of immediately prior to the transition date.

In consideration for Mr. Jones’s execution of a general release of claims, in accordance with the terms of the Company’s Executive Severance Plan, Mr. Jones will receive cash severance in the form of base salary continuation for 12 months following the separation date and subsidized health, dental and vision care coverage for up to 12 months following the separation date. Outstanding unvested Company equity awards held by Mr. Jones upon his separation date will be treated in accordance with the terms of the applicable award agreements, which generally provide for forfeiture, except in the case of Mr. Jones’s restricted stock unit award agreement dated February 5, 2020, which provides for prorated vesting based on the portion of the vesting period worked through the separation date. In consideration for the severance benefits, Mr. Jones is subject to certain post-employment restrictions, including restrictions on competitive activities and non-solicitation of employees and customers of the Company for 12 months following the separation date.

The foregoing descriptions of the terms and conditions of the letter agreement with Mr. Krakowiak and the transition and separation agreement with Mr. Jones do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

A copy of the press release issued by the Company on the transition date, is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Letter Agreement, dated as of September 13, 2021, by and between Robert Krakowiak and Vroom, Inc.

10.2	Transition and Separation Letter Agreement, dated as of September 10, 2021, by and between David Jones and Vroom, Inc.

99.1	Press Release dated as of September 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Vroom, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vroom, Inc.

Date: September 13, 2021	By:	/s/ Paul J. Hennessy
Paul J. Hennessy
Chief Executive Officer